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                                                                   Exhibit 10.38

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                         ASSIGNMENT OF SUPPLY AGREEMENT

         This Assignment of Supply Agreement (this "Agreement") is made and entered into as of July 31, 2000 by and between 3DLM, Inc., a California corporation formerly known as CancerVax, Inc., which is changing its name to OncoVac, Inc. ("OncoVac"), and CancerVax Corporation, a Delaware corporation ("CancerVax").

                                    RECITALS

         A. Organon Teknika Corporation, a Delaware corporation ("Teknika"), and OncoVac are parties to a Supply Agreement dated as of April 15, 1998 (the "Supply Agreement").

         B. OncoVac and CancerVax are "Affiliates," as such term is defined in the Supply Agreement (Section 1.1), by virtue of being under common ownership with the same majority shareholder who owns more than fifty percent (50%) of the equity having the power to vote or direct the affairs of each OncoVac and CancerVax.

         C. OncoVac desires to assign all of its rights and obligations under the Supply Agreement to CancerVax, and CancerVax desires to assume all such rights and obligations, upon the terms and conditions set forth herein.

         Now therefore, the parties agree as follows:

                                    AGREEMENT

         1.       ASSIGNMENT

         OncoVac hereby assigns to CancerVax, as of the date hereof and pursuant to Section 7.2(b) of the Supply Agreement, all of OncoVac's right, title, interest and obligations under the Supply Agreement, and CancerVax hereby accepts such assignment and assumes all of OncoVac's right, title, interest and obligations under the Supply Agreement. CancerVax further agrees to keep, perform, comply with and fulfill all of the terms and obligations of OncoVac under the Supply Agreement.

         2.       CONSIDERATION

         In consideration for the assignment pursuant to Section 1 of this Agreement, CancerVax agrees to issue to OncoVac preferred stock of CancerVax on the same terms and conditions, at the same time, and having the same rights, preferences and privileges, as CancerVax issues to investors in its next preferred stock financing round (excluding the proposed recapitalization of CancerVax), the number of shares of such


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preferred stock to have an aggregate value of [***] based on the acquisition price then paid by such other investors; provided, however, that OncoVac shall execute agreements and documents that are in substance the same as those executed by the other preferred stock investors.

         3.       REPRESENTATIONS AND WARRANTIES

         OncoVac represents and warrants to CancerVax that the Supply Agreement
(a) is in full force and effect, (b) has not been amended or modified, (c) has not been breached by OncoVac or, to its knowledge, by Teknika, and (d) is not subject to a claim of breach by either party as of the date of this Agreement. OncoVac further represents and warrants that there are no outstanding purchase orders, obligations to pay or any claims under the Supply Agreement and no rolling forecasts pursuant to Section 2.4(a) of the Supply Agreement that will create or have created a binding obligation.

         4.       GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                                 3DLM, INC.,
                                                 f/k/a CancerVax, Inc.

                                                 By: /s/ Donald L. Morton
                                                    ----------------------------
                                                     Its: Chairman

                                                 CANCERVAX CORPORATION

                                                 By: /s/ [ILLEGIBLE]
                                                    ----------------------------
                                                    Its: President

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